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Exhibit 1

[            ] Shares

24/7 Real Media, Inc.

Common Stock

UNDERWRITING AGREEMENT

             , 2004

WEDBUSH MORGAN SECURITIES
WILLIAM BLAIR & COMPANY, L.L.C.
THINKEQUITY PARTNERS LLC
    As Representatives of the several Underwriters
c/o Wedbush Morgan Securities
1000 Wilshire Boulevard, 10th Floor
Los Angeles, California 90017-2465

Gentlemen:

        24/7 Real Media, Inc., a Delaware corporation (the "Company"), and the selling shareholders named in Schedule B hereto (the "Selling Shareholders") propose to sell to you and other firms and corporations named in Schedule A attached hereto (the "Underwriters," which term shall also include any underwriter substituted as provided in Section 10 hereof), for which you are acting as representatives ("Representatives"), [            ] shares (the "Primary Shares") of the Company's Common Stock, par value $0.01 per share ("Common Stock"). In addition, the Company and the Selling Shareholders propose to grant to the Underwriters an option to purchase, for the purpose of covering over-allotments, up to an additional [            ] shares of the Common Stock (the "Over-Allotment Shares"). The Primary Shares and the Over-Allotment Shares are collectively referred to below as the "Shares." The Company and the Selling Shareholders agree with the several Underwriters as set forth below.

        1.     Representations, Warranties and Certain Covenants of the Company.    The Company represents and warrants to, and the Company also covenants and agrees with, each of the Underwriters as follows:

          (a)   The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-112729), including a preliminary prospectus, relating to the Shares and such amendments to the registration statement and prospectus included therein as may have been required to the date hereof. The Company will file with the Commission either: (i) prior to effectiveness of such registration statement, a further amendment thereto, including a form of prospectus, and if required after effectiveness of such registration statement, a final prospectus in accordance with Rule 424(b) of the rules and regulations ("Rules and Regulations") under the Securities Act of 1933, as amended (the "Act"), or (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. Any such preliminary prospectus and any prospectus included in the registration statement at the time it becomes effective that omits information pursuant to Rule 430A of the Rules and Regulations, is referred to herein as a "preliminary prospectus"; such registration statement, as it may have been amended at the time when it becomes effective, including financial statements, exhibits and the information, if any, deemed to be a part of such registration statement by virtue of Rule 430A of the Rules and Regulations, is referred to herein as the "Registration Statement"; and such final form of prospectus, in the form in which it was first filed pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is made, in the form included in the Registration Statement at the time it becomes effective, is referred to herein as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any references herein to the preliminary prospectus, Prospectus or Registration Statement shall be deemed to include all documents incorporated by reference therein.

          (b)   The Commission has not issued an order preventing or suspending the use of any preliminary prospectus, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened or contemplated by the Commission, and the Company has complied with all requests by the Commission for additional information in connection therewith. Each such preliminary prospectus, as of its date, has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the date of this Agreement, at the date the Registration Statement becomes effective and at the Closing Date (as defined below) (i) the Registration Statement and Prospectus and any amendments or supplements thereto will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (iii) the Prospectus, as amended or supplemented, if applicable, will not include any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference in the Prospectus was filed or will be filed in a timely manner, complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(d) hereof.

          (c)   The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Act and the Rules and Regulations. The consolidated financial statements of the Company set forth in the Registration Statement and Prospectus, together with the related notes thereto, present fairly the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and cash flows for the periods therein specified in conformity with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise stated therein). The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The schedules set forth in the Registration Statement present fairly the information required to be stated therein in conformity with GAAP. All disclosures contained in the Registration Statement or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

          (d)   There are no contracts or documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

          (e)   The Company has been duly organized and is validly existing in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own, lease and operate its properties and to conduct its business as is described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not result in a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          (f)    Each of the material subsidiaries of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as set forth in the Registration Statement, the Company does not own any shares of capital stock or any other securities of any corporation, nor does it have any equity interest, direct or indirect, in any firm, partnership, association or other entity or subsidiary.

          (g)   The authorized, issued and outstanding capital stock of the Company conforms to the description thereof contained in the Prospectus and the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The sale of the Shares by the Company has been duly authorized and after issuance of and payment for such Shares in accordance with this Agreement, such Shares will be validly issued, fully paid and nonassessable; the Shares to be sold by the Selling Shareholders have been duly authorized and validly issued and are fully paid and non-assessable; the Underwriters will acquire good and marketable title to the Shares to be sold by the Company, free and clear of any adverse claims whatsoever, and the holders of the Common Stock are not entitled to any preemptive rights with respect to the Shares to be sold by the Company. The issued and outstanding shares of the capital stock of each of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially and of record, directly or indirectly, by the Company free and clear of all liens, claims or encumbrances whatsoever. None of the outstanding shares of capital stock of the Company or any of its subsidiaries was issued in violation of the preemptive or similar rights of any securityholder arising by operation of law, under the certificate of incorporation or by-laws of the Company or its subsidiaries or under any agreement or obligation to which the Company or any of its subsidiaries is a party or by which any of them are bound. The Common Stock is listed for trading on the Nasdaq Small Cap Market System.

          (h)   Except as disclosed in the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, and except for options to purchase [                        ] shares of Common Stock awarded by the Company in the ordinary course of business since January 31, 2004, neither the Company nor any of its subsidiaries has outstanding any options or warrants to purchase, any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, warrants, rights, convertible securities or obligations. Except as described in the Registration Statement and Prospectus, there are no persons with registration rights or other similar rights to have any securities registered by the Company pursuant to the Registration Statement or otherwise registered by the Company under the Act.

          (i)    Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46), or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries taken as a whole, and there has not been any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, any material change in the capital stock, short-term debt or long-term debt of the Company, or any Material Adverse Effect.

          (j)    Except as set forth in the Prospectus, there are no pending actions, suits or proceedings against the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or its subsidiaries, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or that are otherwise material in the context of the sale of the Shares by the Company; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

          (k)   Except as set forth in the Prospectus, the Company and its subsidiaries own or have valid leasehold interests in all material properties and assets required for the operation of their business as now conducted or as presently proposed to be conducted, including those described in the Registration Statement and the Prospectus as being owned by them; and each of the Company and its subsidiaries has good and marketable title to all properties and assets owned by it material to its business in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by the Company or its subsidiaries. All real property leases to which the Company or any of its subsidiaries is a party are valid, subsisting and, to the knowledge of the Company, enforceable by the Company or such subsidiary, in each case with no exceptions that would materially interfere with the use made or to be made thereof by the Company or its subsidiaries and each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee.

          (l)    The Company has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms.

          (m)  The Company is not in, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder do not and will not, with or without the giving of notice or passage of time or both, result in a violation, breach or conflict with the charter or bylaws of the Company or any of its subsidiaries or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or as to which any of their respective properties is subject or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for any such violations, breaches or conflicts that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with the transactions contemplated hereby except as have been obtained and made under the Act and such as may be required under state securities or "Blue Sky" laws.

          (n)   The Company, together with its subsidiaries, owns or possesses, or can acquire on a timely basis and on commercially reasonable terms, all material trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by it, and, except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice or otherwise become aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property rights, nor of any facts or circumstances that would render any intellectual property rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict, if determined adversely to the Company or its subsidiaries, or invalidity or inadequacy could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          (o)   Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (p)   The Company and its subsidiaries possess all material certificates, authorities or permits issued by appropriate governmental agencies or bodies and have made all material filings required under any federal, state, local or foreign law, rule or regulation necessary to conduct the business now operated by them (the "Permits") and have not received any notice of proceedings relating to the revocation or modification of any such Permit that, if determined adversely to the Company or its subsidiaries, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          (q)   No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company or its subsidiaries, is imminent that could reasonably be expected to result in a Material Adverse Effect.

          (r)   Except as disclosed in the Prospectus, neither the Company nor any subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and neither the Company nor any subsidiary is aware of any pending investigation that might lead to such a claim.

          (s)   The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications owned by the Company or its subsidiaries (the "Company Patent Applications"). To the knowledge of the Company, the Company and any predecessors in interest to the Company with respect to such Company Patent Applications have complied with the PTO's duty of candor and disclosure for the Company Patent Applications and have made no material misrepresentation in the Company Patent Applications. The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authorities. The Company is not aware of any information not called to the attention of the PTO or similar foreign authorities that would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any information that would preclude the Company from having clear title to the Company Patent Applications.

          (t)    The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure. The Company is otherwise in compliance in all materials respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the Commission.

          (u)   The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, or that the cost of renewing existing coverage or obtaining similar coverage could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          (v)   No relationship, direct or indirect, exists among the Company or any of its subsidiaries, on the one hand, and the directors, officers, customers, suppliers or, to the Company's knowledge, stockholders of the Company or its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and Prospectus and that is not so described.

          (w)  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate (in accordance with the methodologies used to derive such statistical and market-related data set forth in the underlying source material) in all material respects.

          (x)   The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

        2.     Representations, Warranties and Covenants of the Selling Shareholders.    Each Selling Shareholder severally represents and warrants to, and covenants and agrees with, each of the Underwriters as follows:

          (a)   Such Selling Shareholder is not prompted to sell the Shares to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company that is not set forth in the Prospectus.

          (b)   Such Selling Shareholder has full power and authority to enter into this Agreement, the Power of Attorney appointing David J. Moore and Jonathan K. Hsu, and each of them, as attorneys-in-fact (the "Power of Attorney") and the Custody Agreement with The Bank of New York, as Custodian (the "Custody Agreement"). All authorizations and consents necessary for the execution and delivery by or on behalf of such Selling Shareholder of this Agreement, the Power of Attorney and the Custody Agreement have been given. Each of this Agreement, the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and each of this Agreement, the Power of Attorney and the Custody Agreement constitutes a valid and binding agreement of such Selling Shareholder and is enforceable against such Selling Shareholder in accordance with the terms hereof and thereof. The execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Shareholder do not and will not, with or without the giving of notice or the passage of time or both, violate, breach or conflict with the charter or bylaws or other organizational instrument of the Selling Shareholder or any agreement to which the Selling Shareholder is a party or by which the Selling Shareholder or any of its properties is bound or any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any of its properties.

          (c)   Such Selling Shareholder now has, and at the time of delivery thereof hereunder will have, (i) good and marketable title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to the Custody Agreement and the Power of Attorney), and (ii) full legal right and power, and all authorizations and approvals (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) required by law, to sell, transfer and deliver such Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by such Selling Shareholder herein. Upon the delivery of and payment for such Shares hereunder, such Selling Shareholder will deliver good and marketable title thereto, free and clear of all liens, encumbrances and claims whatsoever.

          (d)   On the Closing Date, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Shareholder to the several Underwriters hereunder will have been fully paid or provided for by such Selling Shareholder and all laws imposing such taxes will have been fully complied with.

          (e)   No consent, approval, authorization or order of, or any filing with, any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions on its part contemplated in this Agreement, the Power of Attorney or the Custody Agreement, except as has been obtained or made under the Act or as may be required by state securities or "Blue Sky" laws.

          (f)    All information with respect to such Selling Shareholder provided in writing to the Company by such Selling Shareholder expressly for use in the Registration Statement and the Prospectus, as of the date hereof, the date the Registration Statement becomes effective and the Closing Date, (i) complied and will comply in all material respects with all applicable provisions of the Act and the Rules and Regulations and (ii) does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. It is agreed that the only information supplied by the Selling Shareholder in writing for use in the Registration Statement and the Prospectus is the information with respect to such Selling Shareholder set forth in the Section under the heading "Principal and Selling Stockholders."

          (g)   Other than as permitted by the Act and the Rules and Regulations, such Selling Shareholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. Such Selling Shareholder has not taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in, under the Act or otherwise, or that has caused or resulted in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (h)   Certificates in negotiable form for the Shares to be sold hereunder by such Selling Shareholder have been placed in custody, for the purpose of making delivery of such Shares under this Agreement, under the Custody Agreement for such Selling Shareholder. Such Selling Shareholder agrees that the Shares represented by the certificates held in custody for him, her or it under the Custody Agreement are for the benefit of and coupled with and subject to the interest of the Custodian, the Attorneys-in-Fact (as that term is defined in the Power of Attorney), the Underwriters, each other Selling Shareholder and the Company, that the arrangements made by such Selling Shareholder for such custody and the appointment of the Custodian and the Attorneys-in-Fact by such Selling Shareholder are irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Shareholder or the occurrence of any other event. If any Selling Shareholder should die, become disabled or incapacitated or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of the Power of Attorney, Custody Agreement and this Agreement and actions taken by the Custodian and the Attorneys-in-Fact pursuant to the Custody Agreement and the Power of Attorney shall be as valid as if such death, disability, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Attorneys-in-Fact, or either of them, shall have received notice thereof.

          (i)    Neither such Selling Shareholder nor any of its affiliates directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with any member of the National Association of Securities Dealers, Inc. or any affiliate of such member. None of the proceeds received by such Selling Shareholder from the sale of the Shares will be paid to a member of the National Association of Securities Dealers, Inc. or any affiliate of such member.

        3.     Sale and Purchase of the Shares.

          (a)   The Company and the Selling Shareholders hereby agree to sell the Primary Shares, with the number of Primary Shares to be sold by each Selling Shareholder being set forth opposite its name in Schedule B, to the several Underwriters as set forth in Schedule A attached hereto, and the several Underwriters, in reliance upon the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company and the Selling Shareholders, at the place and the time specified below, the respective aggregate numbers of Primary Shares set forth in Schedule A opposite their respective names, plus any additional Shares which such Underwriters may become obligated to purchase pursuant to the provisions of Section 3(b) hereof, at a price of $            per Share. The number of Primary Shares purchased by each Underwriter from each Selling Shareholder hereunder shall bear the same proportion to the total number of Primary Shares to be purchased by such Underwriter hereunder as the number of Primary Shares being sold by such Selling Shareholder bears to the total number of Primary Shares being sold hereunder, subject to adjustment by the Representatives to eliminate fractions.

          (b)   In addition, on the basis of the representations and warranties herein contained, from time to time upon not less than two days' and not more than ten days' notice from the Representatives to the Company, or its counsel, the Company and the Selling Shareholders agree, severally and not jointly, to sell to the Underwriters (but only for the purpose of covering over-allotments in the sale of the Primary Shares), all or any portion of the Over-Allotment Shares, as specified by the Representatives in such notice, at the purchase price stated in Section 3(a) hereof and the Underwriters agree, severally and not jointly, to purchase such Over-Allotment Shares. The Over-Allotment Shares may be purchased on the Closing Date or at any time or times thereafter so long as the notice to purchase is given not later than 30 days following the date of the Prospectus. Over-Allotment Shares shall be purchased by each Underwriter in the proportion that the number of Primary Shares set opposite the name of each Underwriter in Schedule A hereto bears to the total number of Primary Shares, and the Over-Allotment Shares shall be sold by each Selling Shareholder pro rata based on the proportion that the Over-Allotment Shares to be sold by such Selling Shareholder set forth on Schedule B bears to the aggregate number of Over-Allotment Shares proposed to be purchased by the Underwriters in such notice. No Over-Allotment Shares shall be delivered to or for the accounts of the Underwriters unless the Primary Shares shall be simultaneously delivered and paid for or shall theretofore have been delivered and paid for as herein provided.

          (c)   The respective purchase obligation of each Underwriter shall be subject to such adjustments as the Representatives may make in their absolute discretion.

        4.     Terms of Offering and Authority to Use Prospectus.    The terms of the public offering by the Underwriters of the Shares to be purchased by them shall be as set forth in the Registration Statement and the Prospectus. The Company and the Selling Shareholders have authorized the Representatives to use preliminary prospectuses and to make them available for use by prospective Underwriters and dealers and authorize the Underwriters and all dealers acquiring Shares from an Underwriter to use the Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) in connection with the sale of the Shares until the earlier of the completion of the public offering or the period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer.

        5.     Payment and Delivery.

          (a)   Payment for the Primary Shares that the Underwriters agree to purchase hereunder shall be made to the Company or the Selling Shareholders, as applicable, by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, at 7:00 a.m., Pacific Time, on [            ] (unless postponed in accordance with the provisions of Section 10 hereof), or at the time, date (not later than seven full business days thereafter) and place agreed upon by the Representatives and the Company, against delivery to the Representatives for the respective accounts of the several Underwriters of the Primary Shares in the form of certificates for the securities comprising the Primary Shares. The date and time of this payment and delivery (which may be postponed as provided in Section 10 hereof) are sometimes referred to below as the "First Closing Date."

          (b)   Payment for the Over-Allotment Shares that the Underwriters have the right to purchase hereunder shall be made to the Company or the Selling Shareholders, as applicable, by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, at the time or times and on the date or dates specified in the notice or notices delivered by the Representatives against delivery to the Representatives for the respective accounts of the several Underwriters of the Over-Allotment Shares in the form of certificates for the securities comprising the Over-Allotment Shares. The dates and times of these payments and deliveries are herein singularly or collectively sometimes referred to as "Additional Closing Date." The term "Closing Date" refers to both the First Closing Date and the Additional Closing Date.

          (c)   You, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Shareholders, as applicable, for Shares to be purchased by any Underwriter whose funds shall not have been received by you at the date of payment therefor for the account of that Underwriter. Any payment by a Representative shall not relieve that Underwriter from any of its obligations hereunder.

          (d)   The certificates for the Shares shall be registered in the name or names and shall be in the denominations you, as Representatives, designate at least one full business day prior to the First Closing Date, in the case of the Primary Shares, and at least one full business day prior to any Additional Closing Date, in the case of the Over-Allotment Shares. The Company and the Selling Shareholders agree to cause certificates for the Shares to be delivered pursuant to this Agreement at your offices, at the offices of The Depository Trust Company, New York, New York, or at such other places as may be designated by you as Representatives, and to be made available for checking and packaging at one of the above offices or such other places as may be designated by you as the Representatives at least one full business day prior to the First Closing Date in the case of the Primary Shares, and at least one full business day prior to any Additional Closing Date, in the case of the Over-Allotment Shares.

        6.     Conditions of the Underwriters' Obligations.    The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a)   The Registration Statement shall have become effective under the Act and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the qualifications of the Shares shall have been issued and no proceedings for that purpose shall have been instituted before or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission or any state securities or "Blue Sky" commissioner or authority other than the state securities or "Blue Sky" commissioners or authorities set forth on Schedule 6(a).

          (b)   At each Closing Date, (i) the representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date and the Company and the Selling Shareholders shall have performed all of the obligations and complied with all of the conditions hereunder on their part to be performed or complied with on or prior to the Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, except changes that the Registration Statement indicates might occur after the effective date of the Registration Statement, and neither the Company nor any of its subsidiaries shall have incurred any material liabilities or material obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to or contemplated in the Registration Statement; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company or any of its subsidiaries that would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company or any of its subsidiaries before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and you shall have received at each Closing Date, (1) a certificate of the principal executive officer and the principal financial or accounting officer of the Company, dated as of such Closing Date, evidencing compliance with the provisions of this Subsection 6(b) applicable to the Company, and confirming the accuracy of the representations of the Company set forth in Section 1 hereof and confirming that all conditions set forth herein to be met by the Company have been met as of such date, and (2) a certificate from each Selling Shareholder, dated as of such Closing Date, confirming the accuracy of the representations of such Selling Shareholder set forth in Section 2 hereof and confirming that all conditions set forth herein to be met by such Selling Shareholder have been met as of such date.

          (c)   No Underwriter shall have discovered and disclosed to the Company prior to any Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of a fact that in the reasonable opinion of counsel to the Representatives is material, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (d)   On each Closing Date you shall have received a signed opinion, dated as of such date, of Cooley Godward LLP, counsel to the several Underwriters, with respect to the sufficiency of all corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they may have reasonably requested for the purpose of enabling them to pass upon such matters.

          (e)   On each Closing Date you shall have received the signed opinion, dated as of such date, of Proskauer Rose LLP, counsel to the Company, in form reasonably satisfactory to counsel for the Underwriters, together with signed or photostatic copies thereof for each of the other Underwriters to the effect that:

            (i)    the Company is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus and, based solely on certificates from the appropriate state officials, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

            (ii)    each of Real Media, Inc. and 24/7 Search, Inc. (collectively, the "U.S. Subsidiaries") is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and, based solely on certificates from the appropriate state officials, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

            (iii)    the Shares to be sold by the Selling Shareholders have been duly authorized and are validly issued, fully paid and nonassessable;

            (iv)    the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive rights arising from the Company's Certificate of Incorporation, as amended, or, to our knowledge, other rights to subscribe for the Shares;

            (v)    this Agreement has been duly authorized, executed and delivered by the Company;

            (vi)    the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of law known to such counsel to be applicable to the Company or any of its U.S. Subsidiaries or the certificate of incorporation or by-laws of the Company or any of its U.S. Subsidiaries or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its U.S. Subsidiaries that is filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, or, to such counsel's knowledge, any judgment, or decree of any governmental body, agency or court having jurisdiction over the Company or any of its U.S. Subsidiaries, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except for the registration of the Shares under the Act and such as may be required by the securities or "Blue Sky" laws of the various states in connection with the offer and sale of the Shares by the Underwriters (as to which such counsel expresses no opinion);

            (vii)    the description of the Company's capital stock contained in its Registration Statement on Form 8-A dated July 28, 1998, registering its Common Stock under Section 12(g) of the Exchange Act, insofar as such description constitutes a summary of the legal matters referred to therein, is accurate, and fairly presents the matters referred to therein, in all material respects;

            (viii)    to such counsel's knowledge, (A) no legal or governmental proceeding is pending or has been threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described, (B) nor does there exist any statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required;

            (ix)    the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled by an investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

            (x)    the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Act and the Rules and Regulations;

            (xi)    the certificates for the Shares comply with the provisions of Delaware law and have been duly approved by the Board of Directors of the Company;

            (xii)    to such counsel's knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company in connection with the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right; and

            (xiii)    based solely upon the oral advice of the Commission, the Registration Statement has become effective under the Act and, based solely upon the oral advice of the Commission, no stop order proceedings suspending the effectiveness of the Registration Statement have been instituted or threatened or are pending by the Commission.

            Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the Closing Date, to the effect that in the course of the preparation of the Registration Statement and Prospectus, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with the Representatives and counsel for the Representatives, at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (other than as expressly specified in paragraphs (ii) and (vii) above), on the basis of the foregoing, nothing has come to such counsel's attention which would lead such counsel to believe that (i) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel expresses no statement of belief as to the financial statements and schedules or other financial and statistical data derived therefrom, included or incorporated by reference therein) and (ii) the Prospectus, as of its date and as of the date of the opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no statement of belief as to the financial statements and schedules or other financial and statistical data derived therefrom, included or incorporated by reference therein);

          (f)    On each Closing Date you shall have received the signed opinions, dated as of such date, of counsel to the Selling Shareholders, which counsel shall be reasonably acceptable to the Representatives, in form reasonably satisfactory to counsel to the Underwriters, together with signed or photostatic copies thereof for each of the other Underwriters, to the effect that:

              (i)  this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;

             (ii)  the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and Power of Attorney of such Selling Shareholder will not contravene any provision of law known to such counsel to be applicable to such Selling Shareholder or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or, to such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Custody Agreement or Power of Attorney of such Selling Shareholder, except for the registration of the Shares under the Act and such as may be required by the securities or "Blue Sky" laws of the various states in connection with the offer and sale of the Shares (as to which such counsel expresses no opinion);

            (iii)  each of the Selling Shareholders has the legal right, power and authority to enter into this Agreement, the Custody Agreement and Power of Attorney of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder;

            (iv)  each of the Custody Agreement and the Power of Attorney has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder; and

             (v)  upon payment and delivery of the Shares to be sold by each Selling Shareholder pursuant to this Agreement, (assuming that the Underwriters have no notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC") to the Shares or any security entitlement in respect thereof), (1) the Underwriters shall be a protected purchaser of the Shares within the meaning of Section 8-303 of the UCC, (2) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (3) no action based on an adverse claim (as defined in Section 8-102 of the UCC) to such security entitlement may be validly asserted.

          (g)   At the time of the signing of this Agreement and on each Closing Date, you shall have received a signed letter, dated, respectively, as of each such date, from each of Goldstein Golub Kessler LLP and KPMG LLP and addressed to the Underwriters (with executed copies for each of the Underwriters) in the form heretofore approved by Cooley Godward LLP, counsel for the Underwriters.

          (h)   As of the effective date of the Registration Statement, the Common Stock shall be listed on the Nasdaq Small Cap Market System.

          (i)    The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements for this offering.

          (j)    At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Annex A hereto signed by the persons listed on Schedule C hereto, and such agreements shall be in full force and effect on the Closing Date.

          (k)   All proceedings taken at or prior to each Closing Date in connection with the sale of the Shares shall be reasonably satisfactory in form and substance to you and Cooley Godward LLP, counsel to the several Underwriters, and at the time of signing this Agreement and on the Closing Date, you and such counsel shall have received each and every additional document, letter, opinion, certificate or other item dated and executed in a manner reasonably satisfactory to you and such counsel, as you or such counsel may reasonably request in connection with the Prospectus, the Registration Statement, the offer and sale of the Shares hereunder, or proceedings at the Closing Date.

        If any of the conditions herein provided for in this Section shall not have been fulfilled as of the date indicated, all obligations of the several Underwriters under this Agreement may be cancelled by the Representatives by notifying the Company and the Selling Shareholders of such cancellation on or prior to the applicable Closing Date. Wedbush Morgan may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the First Closing Date, an Additional Closing Date or otherwise.

        7.     Covenants of the Company and the Selling Shareholders.

          7.1   The Company covenants and agrees as follows:

            (a)   To use all reasonable efforts to bring about the effectiveness of the Registration Statement and not, at any time, whether before or after the effective date, to file any amendment to the Registration Statement or Prospectus or supplement thereto of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have objected or which is not in compliance in all material respects with the Act and the Rules and Regulations, and as soon as the Company is advised thereof, to advise the Representatives and confirm this advice in writing (i) when the Registration Statement has become effective and (ii) of the issuance by the Commission or any state securities or "Blue Sky" commissioner or authority of any order suspending the effectiveness of the Registration Statement or any qualification of the Shares or prohibiting the sale of the Shares or the initiation or threatening of any proceedings for any such purpose.

            (b)   To deliver, on or before the effective date of the Registration Statement and from time to time thereafter until the earlier of the completion of the public offering or the period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, without charge, to the Representatives and to send to the several Underwriters, at such office or offices as the Representatives may designate, as many copies of the preliminary prospectus and Prospectus as the Representatives may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (c)   To furnish each of the Representatives, without charge, one executed copy of the Registration Statement (including exhibits) and of any amendments thereto and to furnish the Representatives, without charge, a reasonable number of conformed copies of the Registration Statement (excluding exhibits) and of any amendments thereto.

            (d)   To furnish each of the Representatives with a copy of each proposed amendment or supplement before amending or supplementing the Registration Statement or the Prospectus.

            (e)   Until the earlier of the completion of the public offering or the period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, if any event shall occur as a result of which it shall be necessary to amend or supplement the Prospectus in order to comply with applicable law or to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, forthwith to prepare and furnish, at its own expense, to the Underwriters and to dealers (whose names and addresses the Representatives will furnish to the Company) to whom Shares may have been sold by the Representatives and to any other dealers upon request, either amendments or supplements to the Prospectus to effect such compliance or so that the statements in the Prospectus, as so amended or supplemented, will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading. Neither the Representatives' consent to, nor the

    Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            (f)    To make generally available to the Company's security holders, as soon as practicable, but not later than fifteen months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a period of twelve months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of the last paragraph of Section 11(a) of the Act including, at the option of the Company, Rule 158.

            (g)   For a period of three years following the date of this Agreement, to supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time furnish generally to holders of any class of its securities, and to furnish each of the Representatives a copy of each annual report on Form 10-K which it files with the Commission.

            (h)   To cooperate with the Representatives in an endeavor to qualify the Shares for offer and sale under the "blue sky" laws of such jurisdictions (domestic or foreign) as the Representatives may request, and to pay, or reimburse if paid by the Representatives, reasonable fees and disbursements of counsel for the Underwriters and all other expenses and filing fees in connection therewith; provided, however, that the Company shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation as doing business in any jurisdiction.

            (i)    To apply the net proceeds from the sale of the Shares in accordance with the statement made under "Use of Proceeds" in the Prospectus.

            (j)    To supply the Representatives with copies of all correspondence to and from and all documents issued to and by the Commission in connection with the registration of the Shares under the Act.

          7.2   Payment of Expenses.

            (a)   The Company will pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, all costs and expenses incident to the entry into and performance under this Agreement by the Company, and without limiting the generality of the foregoing, all costs and expenses incident to (i) the issuance, purchase, sale and delivery of the Shares to the Underwriters, (ii) the registration of the Shares and preparing, printing and shipping the Registration Statement and the underwriting documents, (iii) the filing fees of the Commission, the National Association of Securities Dealers, Inc. (including fees for Nasdaq Small Cap Market System) and state securities and "Blue Sky" commissioners and authorities in connection with the Registration Statement and this Agreement, and the reasonable fees, disbursements and expenses of counsel for the Underwriters in connection with state securities or "Blue Sky" matters and review by the National Association of Securities Dealers, Inc., (iv) the fees and disbursements of counsel and accountants for the Company, (e) the furnishing to the Representatives and, to the extent requested, the other Underwriters of copies of the Registration Statement, any preliminary prospectus, the Prospectus, this Agreement, the Blue Sky survey (preliminary and final), and of the documents required by paragraphs (b), (c), (d) and (e) of Section 7.1, to be so furnished, including costs of preparing, printing and shipment, (v) the preparation, printing, mailing, delivery, filing and distribution by the Company of all supplements and amendments to the Prospectus required by paragraph (e) of Section 7.1, (vi) the furnishing to the

    Representatives and the other Underwriters of all reports and financial statements required by paragraphs (f) and (g) of Section 7.1, and (vii) the holding of informational meetings related to the offer and sale of the Shares, other than the Underwriters' expenses for air transportation and hotel accommodations. Except as set forth above, the Representatives will pay the fees and costs of its counsel and the costs of "tombstone" advertisements. If the sale of the Shares to the several Underwriters pursuant to this Agreement is not consummated for any reason, other than as specified in clauses (ii) through (viii) of Section 9(b) or Section 10, the Company will reimburse the several Underwriters for all of their out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Underwriters in connection with this Agreement or in investigating, preparing to market or marketing the Shares.

            (b)   Each Selling Shareholder, severally and not jointly, agrees to pay or cause to be paid all expenses incident to the performance of its respective obligations under, and the consummation by such Selling Shareholder of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares by such Selling Shareholder to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its respective counsel and accountants.

            (c)   The provisions of this Section 7.2 shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

          7.3   The Company covenants and agrees that except as expressly contemplated hereby, it will not, directly or indirectly, (a) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or such other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (a) or (b) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or otherwise controlled by the Company on the date hereof or hereafter acquired or otherwise controlled, for a period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus; provided, however, that the Company may, without the prior written consent of Wedbush Morgan Securities, Inc. on behalf of the Underwriters, (i) issue stock options not exercisable during such 90-day period pursuant to equity incentive plans described in the Registration Statement and the Prospectus to employees, directors and consultants of the Company and (ii) issue shares upon the exercise of options and warrants and the conversion of preferred stock and convertible debentures, in each case as described in the Registration Statement and the Prospectus. In addition, the Company will not, during such 90-day period, register any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock.

          7.4   Each of the Selling Shareholders will, prior to or concurrent with the execution and delivery of this Agreement, deliver to the Representatives an executed copy of the Power of Attorney and Custody Agreement relating to such Selling Shareholder.

        8.     Indemnification and Contribution.

          (a)   The Company will indemnify and hold harmless each Underwriter (including specifically each person who may be substituted for an Underwriter as provided in Section 10 hereof), its partners, members, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and except as provided below, will reimburse each of the Underwriters and each such controlling person, if any, for any reasonable legal or other expenses as incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any written or electronic materials, if any, used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings that are provided by the Company or based upon information furnished by or on behalf of the Company, unless the untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, preliminary prospectus, Prospectus or other materials in reliance upon and in conformity with information furnished in writing to the Company by you or any Underwriter through you expressly for use therein. Promptly after receipt by any Underwriter, any partner, member, director, officer or employee of any Underwriter, or any person controlling the Underwriter of notice of the commencement of any action in respect of which indemnity may be sought against the Company under this Section 8, the Underwriter will notify the Company in writing of the commencement thereof, and, subject to the provisions stated below, the Company shall assume the defense of the action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Underwriter or such person, as the case may be, and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against it provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under this Section 8(a) except to the extent that the Company has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve the Company from any liability that it may have to an indemnified party otherwise than under this Section 8(a). Any Underwriter or any controlling person shall have the right to employ separate counsel in the action and to participate in the defense thereof, but the reasonable fees and expenses of its counsel shall not be at the expense of the Company unless the employment of that counsel has been specifically authorized by the Company or the Company shall not, within a reasonable time period, employ counsel or such Underwriter shall have reasonably concluded that there may be defenses available to it that are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense on behalf of the Underwriters), in any of which events such reasonable fees and expenses shall be borne by the Company, it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one proceeding or series of related proceedings. The Company shall not be liable to indemnify any person for any settlement of any action effected without the Company's consent.

          (b)   Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Underwriter (including specifically each person who may be substituted for an Underwriter as provided in Section 10 hereof), its partners, members, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and except as provided below, will reimburse each of the Underwriters and each such controlling person, if any, for any reasonable legal or other expenses as incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only insofar as such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, preliminary prospectus or Prospectus (if used within the time period set forth in Section 7.1(b) hereof) in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein. Notwithstanding the foregoing, such Selling Shareholder shall not be liable under this paragraph for any such losses, claims, damages, expenses or liabilities in excess of an amount equal to the net proceeds received by such Selling Shareholder (before deducting expenses). Promptly after receipt by any Underwriter, any partner, member, director, officer or employee of any Underwriter or any person controlling the Underwriter of notice of the commencement of any action in respect of which indemnity may be sought against a Selling Shareholder under this Section 8, the Underwriter will notify such Selling Shareholder in writing of the commencement thereof, and, subject to the provisions stated below, such Selling Shareholder may assume the defense of the action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Underwriter or such person, as the case may be, and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against it, provided that the failure to notify a Selling Shareholder shall not relieve the Selling Shareholder from any liability that it may have under this Section 8(b) except to the extent that the Selling Shareholder has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Selling Shareholder shall not relieve the Selling Shareholder from any liability that it may have to an indemnified party otherwise than under this Section 8(b). Any Underwriter or any controlling person shall have the right to employ separate counsel in the action and to participate in the defense thereof, but the reasonable fees and expenses of its counsel shall not be at the expense of such Selling Shareholder unless the employment of that counsel has been specifically authorized by such Selling Shareholder. Each Selling Shareholder shall not be liable to indemnify any person for any settlement of any action effected without such Selling Shareholder's consent unless such settlement (i) includes an unconditional release of such Selling Shareholder from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such Selling Shareholder.

          (c)   Each Underwriter severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act and each Selling Shareholder and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and, except as provided below, will reimburse the Company and each such director, officer or controlling person and each Selling Shareholder or controlling person for any reasonable legal or other expenses as incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only insofar as any such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by you or any Underwriter through you expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against one or more Underwriters under this Section 8, the indemnified party will notify the Representatives in writing of the commencement thereof, and the Underwriter or Underwriters against whom indemnity may be sought shall, subject to the provisions stated below, assume the defense of the action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company and the Selling Shareholders, as applicable, and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Underwriter or Underwriters provided that the failure to notify the Representatives shall not relieve the Underwriter from any liability that it may have under this Section 8(c) except to the extent that the Underwriter has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Representatives shall not relieve the Underwriter from any liability that it may have to an indemnified party otherwise than under this Section 8(c). The Company and each director, officer or controlling person and each Selling Shareholder or controlling person shall have the right to employ separate counsel in any action and to participate in the defense thereof, but the reasonable fees and expenses of their counsel shall not be at the expense of any Underwriter unless the employment of that counsel has been specifically authorized by the Underwriter or Underwriters obligated to defend the action or the Underwriter or Underwriters obligated to defend shall not, within a reasonable time period, employ counsel or the Company, director, officer or controlling person or Selling Shareholder or controlling person shall have reasonably concluded that there may be defenses available to it that are different from, additional to or in conflict with those available to the Underwriter or Underwriters obligated to defend the action (in which case the Underwriter or Underwriters obligated to defend the action shall not have the right to direct the defense on behalf of the Company, director, officer or controlling person or Selling Shareholder or controlling person), in any of which events such reasonable fees and expenses shall be borne by the Underwriter or Underwriters obligated to defend the action, it being understood, however, that the Underwriter or Underwriters obligated to defend the action shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one proceeding or series of related proceedings. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any action effected without the Underwriter's consent unless such settlement (i) includes an unconditional release of such Underwriter from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such Underwriter.

          (d)   It is agreed that (i) the only information supplied by each Selling Shareholder in writing for use in the Registration Statement, the preliminary prospectus or the Prospectus is the information with respect to such Selling Shareholder set forth under the heading "Principal and Selling Stockholders" and (ii) the only information supplied by the Underwriters in writing for use in the Registration Statement, the preliminary prospectus or the Prospectus is set forth (A) in the first paragraph under the table under the heading "Underwriting," (B) in the fifth and eighth sentences in the third paragraph, the third sentence in the fourth paragraph and the first sentence in the sixth paragraph (solely as it relates to the Underwriters) under the heading "Underwriting—Stabilization, Short Sales and Penalty Bids" in the Prospectus, (D) under the heading "Underwriting—Offers in Other Jurisdictions" in the Prospectus and (E) in the last sentence of the first paragraph under the heading "Underwriting—Electronic Distribution" in the Prospectus, and that no information has been omitted from the Registration Statement in reliance on information supplied by the Underwriters in writing.

          (e)   No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

          (f)    In order to provide for just and equitable contribution under the Act in any case in which (i) any indemnified party makes claim for indemnification pursuant to this Section 8, but it is insufficient to hold an indemnified party harmless or judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 8 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party; then the Company, each Selling Shareholder and any such Underwriter, as applicable, shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) (A) in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand and the Underwriter on the other hand from the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company and the Selling Shareholders, on the one hand and of the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, in connection with the offering of Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company, the Selling Shareholders or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action.

          (g)   The parties agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (f) above. Notwithstanding the provisions of this Section 8, the contribution of each contributing Underwriter shall not be in excess of its proportionate share (based on the ratio of the number of Shares purchased by such Underwriter to the number of Shares purchased by all contributing Underwriters) of the portion of such losses, claims, damages or liabilities for which the Underwriters are responsible and shall not exceed the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission and the contribution of the Company and each Selling Shareholder shall not be in excess of their proportionate share (based on the ratio of the number of Shares sold by the Company or such Selling Shareholder to the total number of Shares sold) of the portion of such losses, claims, damages or liabilities for which the Company and the Selling Shareholders are responsible. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The foregoing contribution agreement shall in no way affect the contribution liabilities of any person having liability under Section 11 of the Act other than the Company, the Selling Shareholders and the Underwriters. If the full amount of the contribution specified in this Section 8 is not permitted by law, then the Company and the Selling Shareholders and any Underwriter, as the case may be, shall be entitled to contribution from the Company and the Selling Shareholders and/or the Underwriters, as the case may be, to the full extent permitted by law.

        9.    Effective Date and Termination.

          (a)   This Agreement shall become effective at 10:00 a.m., Pacific Time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective, whichever time shall first occur. The time of the initial public offering of Shares shall mean the time of the release by you, for publication, of the first newspaper advertisement, which is subsequently published, relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to dealers by letter or telegram, whichever shall first occur. You may prevent this Agreement from becoming effective without liability of any party to any other party, except as otherwise provided in Sections 9(b) and (c), by giving notice as indicated below in Section 9(b) prior to the time when this Agreement would otherwise become effective as herein provided.

          (b)   This Agreement, except for Sections 7.2, 8, 9(c), 11, 12 and 13, may be terminated by the Representatives by notifying the Company and the Selling Shareholders at any time prior to delivery of and payment for the Primary Shares, and the option referred to in Section 3(b) hereof, if exercised, may be cancelled at any time prior to any Additional Closing Date, if, in the Representatives' judgment, payment for and delivery of the Shares is rendered impracticable or inadvisable by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or Nasdaq Small Cap Market System having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally, (iv) a banking moratorium having been declared by Federal or New York state authorities, (v) any material adverse change in the financial markets in the United States, (vi) any major disruption of settlements of securities or clearance services in the United States, (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency or any change or development in national or international political, financial or economic conditions if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares, (viii) the passage by the Congress of the United States or by any state legislative body, of any act or measure, or the adoption or proposed adoption of any orders, rules, legislation or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, that the Representatives believe could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or a material adverse impact on the market for the Shares offered hereby, (ix) any Material Adverse Effect having occurred, since the respective dates as of which information is given in the Registration Statement and Prospectus that, in your judgment, makes it impracticable or inadvisable to offer or deliver the Shares on the terms contemplated by the Prospectus, or (x) any of the conditions specified in Section 6 hereof not having been fulfilled or waived in writing by the Representatives, at or prior to the Closing Date, when and as required by this Agreement to be fulfilled.

          (c)   If this Agreement shall be terminated pursuant to any of the provisions hereof, except as provided in Sections 7.2 and 8, neither the Company nor the Selling Shareholders shall be under any liability to any Underwriter nor shall any Underwriter be under any liability to the Company or the Selling Shareholders, except that no Underwriter which shall have failed or refused to purchase the Shares agreed to be purchased by it hereunder (other than for a reason sufficient to justify the termination of this Agreement pursuant to Section 9(b)) shall be relieved of liability to the Company, the Selling Shareholders or to the other Underwriters for damages occasioned by its default.

        10.    Default of Underwriters.    If one or more of the Underwriters shall fail or refuse (other than for a reason sufficient to justify the termination of this Agreement pursuant to Section 9(b)) to purchase on the First Closing Date or any Additional Closing Date the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by such Underwriter or Underwriters and the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by the Underwriter or Underwriters shall not exceed 10% of the total number of Primary Shares or Over-Allotment Shares (as the case may be) to be sold hereunder to the Underwriters, then each of the non-defaulting Underwriters shall be obligated to purchase these Primary Shares or Over-Allotment Shares on the terms herein set forth in proportion to their respective obligations hereunder. In that case, the Representatives and the Company shall have the right to postpone the First Closing Date or any Additional Closing Date (as the case may be) for a period of not more than seven days in order that necessary changes and arrangements may be effected.

        If one or more of the Underwriters shall fail or refuse (other than for a reason sufficient to justify the termination of this Agreement pursuant to Section 9(b)) to purchase on the First Closing Date or any Additional Closing Date the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by such Underwriter or Underwriters and the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by such Underwriter or Underwriters shall exceed 10% of the total number of Primary Shares or Over-Allotment Shares (as the case may be) to be sold hereunder to the Underwriters, then the non-defaulting Underwriters shall have the right to purchase, or procure one or more Underwriters reasonably acceptable to the Company, to purchase, in such proportions as they may agree upon and upon the terms herein set forth, the Primary Shares or Over-Allotment Shares that such defaulting Underwriter or Underwriters agreed to purchase, and this Agreement shall be carried out accordingly. If such other Underwriters do not exercise this right within 36 hours after receiving notice of the default, then the Company shall be entitled to an additional period of 24 hours within which to procure another party or parties reasonably satisfactory to the Representatives to purchase or agree to purchase these Primary Shares or Over-Allotment Shares on the terms herein set forth. In any such case, the Representatives and the Company shall have the right to postpone the First Closing Date or any Additional Closing Date (as the case may be) for a period of not more than seven days in order that necessary changes and arrangements may be effected. If this paragraph becomes applicable and neither the non-defaulting Underwriters nor the Company shall make arrangements within the period stated for the purchase of the Primary Shares or Over-Allotment Shares that the defaulting Underwriter or Underwriters agreed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter to the Company or the Selling Shareholders and without liability on the part of the Company or the Selling Shareholders except as provided in Section 8. The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Company or the Selling Shareholders arising out of the default.

        11.    Representations and Agreement to Remain in Effect.    The expense, reimbursement and indemnification agreements contained in Sections 7, 8 and 9 shall survive any termination of this Agreement; and the representations, warranties and covenants of the Company and the Selling Shareholders set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any of the Underwriters, the Company, any controlling person, director or officer of the Company or the Underwriters, or the Selling Shareholders, and (ii) delivery, acceptance of and payment for the Shares under this Agreement.

        12.    Parties in Interest.    This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholders, and their respective successors and assigns, to the extent expressed herein, for the benefit of persons controlling any of the Company, any of the Selling Shareholders or any of the Underwriters, directors and officers of the Company and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

        13.    Notices, Headings, Applicable Law, Etc.    Except as otherwise provided in this Agreement, all statements, requests, notices and other communications hereunder shall be in writing and shall be mailed, delivered, telegraphed or sent by facsimile transmission and confirmed to the Representatives at the address set forth above, attention: Corporate Finance (facsimile number: (213) 688-6642); and if to the Company or the Selling Shareholders to 1250 Broadway, 28th Floor, New York, NY 10001, attn: General Counsel (facsimile number: (212) 760-2811. Notices shall be effective upon receipt. Any party may change the address at which it is to receive communications hereunder upon notice to the other parties as provided above. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The headings in this Agreement have been inserted as a matter of convenience and reference and are not a part of this Agreement. The Agreement shall be construed in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of California.

[SIGNATURE PAGE FOLLOWS]

        Please confirm that the foregoing correctly sets forth the agreement among us.

Sincerely yours,
24/7 Real Media, Inc.
By
Title:
SELLING SHAREHOLDERS
[Insert Names of Selling Shareholders]
By
Attorney-in-Fact

Confirmed and Accepted as of the date first above written.
WEDBUSH MORGAN SECURITIES WILLIAM BLAIR & COMPANY, L.L.C. THINKEQUITY PARTNERS LLC
By

For themselves and as the Representatives of the several Underwriters.

[SIGNATURE PAGE FOLLOWS]

SCHEDULE A

UNDERWRITERS

Underwriter	Number of Shares
Wedbush Morgan Securities
William Blair & Company, L.L.C.
ThinkEquity Partners LLC
Total

SCHEDULE B

SELLING SHAREHOLDERS

Selling Shareholder	Number of Shares of Stock to be Sold

SCHEDULE C

PERSONS SUBJECT TO LOCK-UP

SCHEDULE 6(A)

ANNEX A

FORM OF LOCK-UP AGREEMENT

                 , 2004

WEDBUSH MORGAN SECURITIES, INC.
        As representatives of the several Underwriters
1000 Wilshire Blvd., 10th Floor
Los Angeles, CA 90017

Dear Ladies and Gentlemen:

This letter is being delivered to you in accordance with the proposed Underwriting Agreement (the "Underwriting Agreement") between the Company and the Representatives, as Representatives of the several Underwriters named in Schedule I thereto (the "Underwriters"), relating to an underwritten public offering of common stock of the Company, par value $0.01 per share, (the "Common Stock"). The undersigned, the beneficial owner of shares of the Company's Common Stock, understands that the Company and certain of its shareholders intend to sell shares of Common Stock of the Company and to grant to the Underwriters an over-allotment option to purchase additional shares of Common Stock (the "Offering"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, and in recognition of the benefit that such Offering will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned irrevocably agrees, with each Underwriter to be named in the Underwriting Agreement, for the benefit of the Company, you and the other Underwriters, that the undersigned will not publicly announce any intention to, will not allow any affiliate or subsidiary, if applicable, to, and will not itself, without the prior written consent of Wedbush Morgan Securities, Inc. on behalf of the Underwriters, directly or indirectly, (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or such other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or otherwise controlled by the undersigned on the date hereof or hereafter acquired or otherwise controlled, for a period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (as such term is defined in the Underwriting Agreement); provided, however, that, if the undersigned is an individual, the undersigned may, without the prior written consent of Wedbush Morgan Securities, Inc. on behalf of the Underwriters, (a) transfer shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock either during his or her lifetime or, on death, by bona fide gifts, will or intestacy to members of the undersigned's immediate family or to trusts exclusively for the benefit of members of the undersigned's immediate family, provided that, prior to any such transfer, such transferee executes an agreement, satisfactory to Wedbush Morgan Securities, Inc., pursuant to which such transferee agrees to receive and hold such shares subject to the provisions hereof and that there shall be no further transfer except in accordance with the provisions hereof and (b) exercise options held in the undersigned's name to purchase shares of Common Stock provided that, any securities obtained upon the exercise of such option will be held subject to the provisions hereof and that there shall be no further transfer of any such securities except in accordance with the provisions hereof. For purposes of this paragraph, "immediate family" shall mean the undersigned's spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption).

In addition, the undersigned agrees that during the period beginning on the date hereof and continuing to and including the date 90 days after the date of the Prospectus the undersigned will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock.

The restriction on transfers described in the immediately preceding paragraph shall not apply to the sale of any shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement.

The undersigned, whether or not participating in the Offering, confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock except in compliance with this agreement. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as such term is defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Sincerely,

Signature

Name

Title

2

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